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                                                                 EXHIBIT g(2)(b)

                                AMENDMENT NO. 1

                             SUBCUSTODIAN AGREEMENT
                                      WITH
                              TEXAS COMMERCE BANK
                    (NOW KNOWN AS CHASE BANK OF TEXAS, N.A.)


           The Subcustodian Agreement with Texas Commerce Bank (now known as Chase Bank of Texas, N.A.) (the "Agreement"), dated September 9, 1994, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 7 - Communications is hereby deleted in its entirety and replaced with the following:

           Communications. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile or similar electronic transmittal device) and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States postal service, postage prepaid, registered or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that receipt of such facsimile is confirmed telephonically by the addressee) or (d) by overnight delivery service (with receipt of delivery) sent to the address shown below, or to such different address(es) as such party shall designate by written notice to the other parties hereto at least ten days in advance of the date on which such change of address shall be effective. All communications required or permitted to be given under this Agreement shall be addressed as follows:

               (i) to the Subcustodian:     Chase Bank of Texas, N.A.
                                            P. O. Box 2558
                                            Houston, Texas   77252-8391
                                            Attn:  Kathy Wallace

               (ii) to the Custodian:       State Street Bank and Trust Company
                                            1776 Heritage Drive
                                            North Quincy, MA 02171
                                            Attn: Judith Charny

               (iii) to the Transfer Agent: A I M Fund Services, Inc.
                                            11 Greenway Plaza
                                            Suite 100
                                            Houston, Texas 77046
                                            Attn: Robert Frazer


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2)         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

           AIM Advisor Funds, Inc.
           AIM Equity Funds, Inc.
           AIM Funds Group
           AIM International Funds, Inc.
           AIM Investment Securities Funds
           AIM Special Opportunities Funds
           AIM Tax-Exempt Funds, Inc.

3) Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the following:

           Authorized Officers
           -------------------
           Jack Caldwell                  President
           Mary A. Corcoran               Senior Vice President
           Sidney M. Dilgren              Senior Vice President
           Tony D. Green                  Senior Vice President
           Lois S. Murphy                 Senior Vice President
           Linda L. Wariner               Senior Vice President
           Ira P. Cohen                   Vice President
           Mary E. Gentempo               Vice President
           Kim T. McAuliffe               Vice President
           Robert A. Frazer               Assistant Vice President


           Authorized Representatives
           --------------------------
           Sherri Arbour
           Debi Folse
           Robert Thompson



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           All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: 10-2-98
       -------
                                    CHASE BANK OF TEXAS, N.A.
                                    (as Subcustodian)

                                    By:/s/KATHY WALLACE
                                       ----------------
                                    Title: Vice President
                                           --------------

                                    STATE STREET BANK AND TRUST COMPANY
                                    (as Custodian)

                                    By:/s/ILLEGIBLE
                                       ------------
                                    Title: Executive Vice President
                                           ------------------------

                                    A I M FUND SERVICES, INC.
                                    (as Transfer Agent)

                                    By:/s/JOHN CALDWELL
                                       ----------------
                                    Title: President
                                           ---------

                                    EACH OF THE FUNDS LISTED ON AMENDED
                                    SCHEDULE A HERETO

                                    By:/s/ROBERT H. GRAHAM
                                       -------------------
                                    Title: President
                                           ---------